Exhibit 99.1

Corrected Release
-This press release corrects a prior version published on February 22, 2018. In the fourth bullet under Full Year 2018 Guidance, the range for Non-GAAP net loss per basic and diluted share should read between $(0.65) and $(0.62), instead of between $(0.54) and $(0.53).

Appian Announces Fourth Quarter and Full Year 2017 Financial Results
Fourth quarter subscription revenue increased 42% year-over-year to $23.5 million
Fourth quarter total revenue increased 50% year-over-year to $50.6 million

Reston, VA - February 22, 2018 (Updated February 23, 2018) - Appian (NASDAQ: APPN) today announced financial results for the fourth quarter and full year ended December 31, 2017.
"Companies everywhere want a better way to make unique software. Appian is emerging as a good platform for doing that, as you can see in our recent results," said Matt Calkins, Founder and CEO, Appian.

Fourth Quarter 2017 Financial Highlights:

•
Revenue: Subscription revenue was $23.5 million for the fourth quarter of 2017, up 42% compared to the fourth quarter of 2016. Total subscriptions, software and support revenue was $25.4 million for the fourth quarter of 2017, an increase of 31% year over year. Professional services revenue was $25.2 million for the fourth quarter of 2017, an increase of 75% year over year. Total revenue was $50.6 million for the fourth quarter of 2017, up 50% compared to the fourth quarter of 2016. Appian's subscription revenue retention rate was 122% as of December 31, 2017.

•
Operating loss and non-GAAP operating loss: GAAP operating loss was $(7.0) million for the fourth quarter of 2017, compared to $(1.8) million for the fourth quarter of 2016. Non-GAAP operating loss was $(4.9) million for the fourth quarter of 2017, compared to $(1.8) million for the fourth quarter of 2016.

•
Net loss and non-GAAP net loss: GAAP net loss was $(6.9) million for the fourth quarter of 2017, compared to $(4.2) million for the fourth quarter of 2016. GAAP net loss per basic and diluted share attributable to common stockholders was $(0.11) for the fourth quarter of 2017 based on 60.4 million weighted average shares outstanding, compared to $(0.13) per basic and diluted share for the fourth quarter of 2016 based on 34.3 million weighted average shares outstanding. Non-GAAP net loss was $(4.8) million for the fourth quarter of 2017, compared to $(4.2) million for the fourth quarter of 2016. Non-GAAP net loss per basic and diluted share was $(0.08) for the fourth quarter of 2017, based on 60.4 million weighted average shares outstanding, compared to $(0.08) basic and diluted share for the fourth quarter of 2016, based on 52.4 million weighted average shares outstanding.

Full Year 2017 Financial Highlights:

•
Revenue: Subscription revenue was $82.8 million for the full year of 2017, up 38% compared to the full year 2016. Total subscriptions, software and support revenue was $91.5 million for the full year 2017, an increase of 31% from the prior year. Professional services revenue was $85.2 million for the full year 2017, an increase of 35% from the prior year. Total revenue was $176.7 million for the full year 2017, up 33% compared to the full year 2016.

•
Operating loss and non-GAAP operating loss: GAAP operating loss was $(31.8) million for the full year 2017, compared to $(11.4) million for the full year 2016. Non-GAAP operating loss was $(18.8) million for the year 2017, compared to $(11.4) million for the full year 2016.

•
Net loss and non-GAAP net loss: GAAP net loss was $(31.0) million for the full year 2017, compared to $(12.5) million for the full year 2016. GAAP net loss per basic and diluted share attributable to common stockholders was $(0.63) for the year 2017 based on 49.5 million weighted average shares outstanding, compared to $(0.39) per basic and diluted share for the full year 2016 based on 34.3 million weighted average shares outstanding. Non-GAAP net loss was $(17.3) million for the full year 2017, compared to $(12.3) million for the full year 2016. Non-GAAP net loss per basic and diluted share was $(0.30) for the full year 2017, based on 57.0 million weighted average shares outstanding, compared to $(0.23) basic and diluted share for the full year 2016, based on 52.4 million weighted average shares outstanding.

•
Balance sheet and cash flows: As of December 31, 2017, Appian had cash and cash equivalents of $73.8 million. For the fourth quarter of 2017, cash flow generated from operations was $1.0 million, compared with $0.1 million in the fourth quarter of 2016. Cash used in operating activities was $(9.2) million for the twelve months ended December 31, 2017, compared to $(7.8) million for the same period in 2016.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•
Appian announced that it has been positioned by Gartner, Inc. in the "Leaders" quadrant in the new "Magic Quadrant for Intelligent Business Process Management Suites." For the third year in a row, Appian has been positioned as a "leader" in this evaluation.

•
Appian and Luxoft announced a global partnership to deliver end-to-end, low-code solutions to Life Sciences companies around the world. Luxoft will leverage its IT integration expertise, experience of providing IT services to major pharmaceutical companies and 42 global delivery centers to help companies implement the Appian platform.

•
Appian announced that Aviva is leveraging Appian to deliver on Digital Transformation Initiatives. With the Appian platform, Aviva is anchoring around the customer, removing complexities and streamlining operations.

•
Appian announced that SDL selected Appian to automate and digitize its core language services business in support of the company’s digital transformation strategy. Using Appian’s low-code development platform in the cloud enables SDL to rapidly unify data from across systems and processes, and present them through a single intuitive interface, resulting in significant improvements in customer experience.

•	Appian extended its market leading Low-Code design experience in the latest version of the Appian platform with patent pending intelligent and automatic parallelization for multi-core processing.
Financial Outlook:
As of February 22, 2018, guidance for the first quarter 2018 and full year 2018 is as follows:
First Quarter 2018 Guidance:

•	Subscription revenue is expected to be in the range of $24.4 million and $24.6 million, representing year-over-year growth of between 30% and 31%.

•	Total revenue is expected to be in the range of $46.0 million and $46.2 million, representing year-over-year growth of between 20% and 21%.

•	Non-GAAP operating loss is expected to be in the range of $(10.9) million and $(10.5) million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $(0.18) and $(0.17). This assumes 60.6 million weighted average common shares outstanding.
Full Year 2018 Guidance:

•	Subscription revenue is expected to be in the range of $106.5 million and $107.5 million, representing year-over-year growth of between 29% and 30%.

•	Total revenue is expected to be in the range of $198.1 million and $201.1 million, representing year-over-year growth of between 12% and 14%.

•	Non-GAAP operating loss is expected to be in the range of $(39.9) million and $(37.9) million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $(0.65) and $(0.62). This assumes 61.1 million non-GAAP weighted average common shares outstanding.
Conference Call Details:
Appian will host a conference call today, February 22, 2018, at 5:00 p.m. ET to discuss the Company’s financial results for the fourth quarter and full year ended December 31, 2017 and business outlook.
The live webcast of the conference call can be accessed on the Investor Relations page of the Company’s website at http://investors.appian.com. To access the call, please dial (877) 407-0792 in the U.S. or (201) 689-8263 internationally.  Following the call, an archived webcast will be available at the same location on the Investor Relations page.  A telephone replay will be available for one week at (844) 512-2921 in the U.S. or (412) 317-6671 internationally with recording access code 13675183.
About Appian
Appian provides a leading low-code software development and business process management (BPM) platform that enables organizations to rapidly develop powerful and unique applications. The applications created on Appian’s platform help companies drive digital transformation and competitive differentiation. For more information, visit www.appian.com.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial measures, including non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share and non-GAAP weighted average shares outstanding. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, please see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.
Appian uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of its recurring core business operating results. Appian believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the first quarter and full-year 2018, future investment by Appian in its go-to-market initiatives, increased demand for the Appian platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscription revenue and total revenue growth, are forward-looking statements. The words "anticipate," believe," "continue," "estimate," "expect," "intend," "may," "will" and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, the potential fluctuation of Appian’s future quarterly results of operations, Appian’s ability to shift its revenue towards subscriptions and away from professional services, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties and use of third-party licensed software and its platform’s compatibility with third-party applications, and the timing of Appian’s recognition of subscription revenue which may delay the effect of near term changes in sales on its operating results, and the additional risks and uncertainties set forth in the "Risk Factors" section of Appian’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 filed with the Securities and Exchange Commission on November 2, 2017 and other reports that Appian has filed with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
Staci Mortenson
ICR for Appian
703-442-1091
investors@appian.com

Media Contact
Nicole Greggs
Director, Media Relations
703-260-7868
nicole.greggs@appian.com

APPIAN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	As of December 31, 2017	As of December 31, 2016
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$73,758	$31,143
Accounts receivable, net of allowance of $400	55,315	46,814
Deferred commissions, current	9,117	7,146
Prepaid expenses and other current assets	7,032	3,281
Total current assets	145,222	88,384
Property and equipment, net	2,663	3,101
Deferred commissions, net of current portion	12,376	10,860
Deferred tax assets	281	12
Other assets	510	381
Total assets	$161,052	$102,738
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$5,226	$5,057
Accrued expenses	6,467	2,860
Accrued compensation and related benefits	12,075	9,554
Deferred revenue, current	70,165	52,000
Current portion of long-term debt	—	6,111
Other current liabilities	1,182	437
Total current liabilities	95,115	76,019
Long-term debt, net of current portion	—	13,889
Deferred tax liabilities	87	32
Deferred revenue, net of current portion	18,922	18,108
Preferred stock warrant liability	—	850
Other long-term liabilities	1,404	1,917
Total liabilities	115,528	110,815
Convertible preferred stock
Series A convertible preferred stock—par value $0.0001; no shares authorized, issued or outstanding as of December 31, 2017; 12,127,468 shares authorized and 12,043,108 shares issued and outstanding as of December 31, 2016	—	17,915
Series B convertible preferred stock—par value $0.0001; no shares authorized, issued or outstanding as of December 31, 2017; 6,120,050 shares authorized, issued and outstanding as of December 31, 2016	—	37,500
Stockholders’ equity (deficit)
Common stock—par value $0.0001; no shares authorized, issued or outstanding as of December 31, 2017; 61,462,320 shares authorized and 34,274,718 shares issued and outstanding as of December 31, 2016	—	3
Class A common stock—par value $0.0001; 500,000,000 shares authorized and 13,030,081 shares issued and outstanding as of December 31, 2017; no shares authorized, issued or outstanding as of December 31, 2016	1	—
Class B common stock—par value $0.0001; 100,000,000 shares authorized and 47,569,796 shares issued and outstanding as of December 31, 2017; no shares authorized, issued or outstanding as of December 31, 2016	5	—
Additional paid-in capital	141,268	—
Accumulated other comprehensive income	439	1,330
Accumulated deficit	(96,189)	(64,825)
Total stockholders’ equity (deficit)	45,524	(63,492)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$161,052	$102,738

APPIAN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Revenue:
Subscriptions, software and support	$25,398	$19,365	$91,514	$69,972
Professional services	25,164	14,382	85,223	62,951
Total revenue	50,562	33,747	176,737	132,923
Cost of revenue:
Subscriptions, software and support	2,488	1,929	9,379	7,437
Professional services	16,169	8,670	55,218	42,686
Total cost of revenue	18,657	10,599	64,597	50,123
Gross profit	31,905	23,148	112,140	82,800
Operating expenses:
Sales and marketing	22,463	14,660	81,966	54,137
Research and development	8,968	6,069	34,835	22,994
General and administrative	7,429	4,260	27,150	17,039
Total operating expenses	38,860	24,989	143,951	94,170
Operating loss	(6,955)	(1,841)	(31,811)	(11,370)
Other (income) expense:
Other (income) expense, net	(380)	1,663	(2,038)	1,792
Interest expense	22	256	473	982
Total other (income) expense	(358)	1,919	(1,565)	2,774
Net loss before income taxes	(6,597)	(3,760)	(30,246)	(14,144)
Income tax expense (benefit)	272	423	761	(1,683)
Net loss	(6,869)	(4,183)	(31,007)	(12,461)
Accretion of dividends on convertible preferred stock	—	214	357	857
Net loss attributable to common stockholders	$(6,969)	$(4,953)	$(31,364)	$(13,318)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.11)	$(0.13)	$(0.63)	$(0.39)
Weighted average common shares outstanding:
Basic and diluted	60,434,368	34,274,718	49,529,833	34,274,718

APPIAN CORPORATION AND SUBSIDIARIES
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Cost of revenue
Subscriptions, software and support	$91	$—	$575	$—
Professional services	169	—	1,295	—
Operating expenses
Sales and marketing	451	—	3,233	—
Research and development	364	—	2,822	—
General and administrative	982	—	5,051	—
Total stock-based compensation expense	$2,057	$—	$12,976	$—

APPIAN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2017	2016
	(unaudited)
Cash flows from operating activities:
Net loss	$(31,007)	$(12,461)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	886	764
Bad debt expense	62	7
Deferred income taxes	(251)	(1,122)
Stock-based compensation	12,976	—
Fair value adjustment for warrant liability	341	200
Loss on extinguishment of debt	384	—
Changes in assets and liabilities:
Accounts receivable	(9,716)	(11,154)
Prepaid expenses and other assets	(4,162)	(1,665)
Deferred commissions	(3,487)	(5,335)
Accounts payable and accrued expenses	4,128	1,287
Accrued compensation and related benefits	2,365	3,717
Other current liabilities	383	19
Deferred revenue	18,344	17,410
Other long-term liabilities	(374)	577
Net cash used in operating activities	(9,128)	(7,756)
Cash flows from investing activities:
Purchases of property and equipment	(433)	(984)
Net cash used in investing activities	(433)	(984)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts	80,213	—
Payment of initial public offering costs	(2,424)	—
Payment of dividend to Series A preferred stockholders	(7,565)	—
Proceeds from exercise of common stock options	1,108	—
Proceeds from issuance of long-term debt, net of debt issuance costs	19,616	20,000
Repayment of long-term debt	(40,000)	(10,000)
Net cash provided by financing activities	50,948	10,000
Effect of foreign exchange rate changes on cash and cash equivalents	1,228	(1,510)
Net increase (decrease) in cash and cash equivalents	42,615	(250)
Cash and cash equivalents, beginning of period	31,143	31,393
Cash and cash equivalents, end of period	$73,758	$31,143
Supplemental disclosure of cash flow information:
Cash paid for interest	$515	$895
Cash paid for income taxes	$615	$610
Supplemental disclosure of non-cash financing activities:
Conversion of convertible preferred stock to common stock	$48,207	$—
Conversion of convertible preferred stock warrant to common stock warrant	$1,191	$—
Accretion of dividends on convertible preferred stock	$357	$857

APPIAN CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation of non-GAAP operating loss:
GAAP operating loss	$(6,955)	$(1,841)	$(31,811)	$(11,370)
Add back:
Stock-based compensation expense	2,057	—	12,976	—
Non-GAAP operating loss	$(4,898)	$(1,841)	$(18,835)	$(11,370)

Reconciliation of non-GAAP net loss:
GAAP net loss	$(6,869)	$(4,183)	$(31,007)	$(12,461)
Add back:
Stock-based compensation expense	2,057	—	12,976	—
Change in fair value of warrant liability	—	—	341	200
Loss on extinguishment of debt	—	—	384	—
Non-GAAP net loss	$(4,812)	$(4,183)	$(17,306)	$(12,261)

Non-GAAP earnings per share:
Non-GAAP net loss	$(4,812)	$(4,183)	$(17,306)	$(12,261)
Non-GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,434,368	52,437,876	57,043,906	52,437,876
Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.08)	$(0.30)	$(0.23)

Reconciliation of non-GAAP net loss per share, basic and diluted:
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.13)	$(0.63)	$(0.39)
Add back:
Non-GAAP adjustments to net loss per share	0.03	0.05	0.33	0.16
Non-GAAP net loss per share, basic and diluted	$(0.08)	$(0.08)	$(0.30)	$(0.23)

Reconciliation of non-GAAP weighted average shares outstanding, basic and diluted:
GAAP weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	60,434,368	34,274,718	49,529,833	34,274,718
Add back:
Additional weighted average shares giving effect to conversion of preferred stock at the beginning of the period	—	18,163,158	7,514,073	18,163,158
Non-GAAP weighted average shares used to compute net loss per share, basic and diluted	60,434,368	52,437,876	57,043,906	52,437,876